Exhibit 99.1

Badger Meter Announces Plan to Move Stock Listing to NYSE;
Shareholders Approve Board Declassification

MILWAUKEE--(BUSINESS WIRE)--Badger Meter, Inc. (AMEX:BMI) today announced at its Annual Meeting of Shareholders that it has filed an application to list its common stock on the New York Stock Exchange (NYSE). Pending approval of its application, Badger Meter anticipates that its stock will begin trading on the NYSE in mid-June, under its current symbol “BMI.” Until that time, Badger Meter’s shares will continue to trade on the American Stock Exchange.

“We are honored to be eligible to join the many leading companies on the Big Board. Badger Meter has enjoyed a 37-year relationship with the American Stock Exchange that has served us well and has helped us to grow as a public company. However, with the increasing value of our shares, higher trading volume and improved financial performance, we believe our move to the NYSE is an appropriate next step that will give Badger Meter more visibility in the financial market and improve our stock’s liquidity,” said Richard A. Meeusen, chairman, president and chief executive officer of Badger Meter.

In other business, shareholders voted to declassify Badger Meter’s board of directors. As a result, beginning at the 2009 Annual Meeting of Shareholders, all directors will stand for reelection annually. “Our Board recommended this change to our shareholders as part of our commitment to maintaining best practices in corporate governance,” said Meeusen.

Shareholders also approved the 2008 Restricted Stock Plan, which allows the company to make periodic grants of restricted stock to officers and certain employees.

About Badger Meter

Badger Meter is a leading manufacturer and marketer of products incorporating liquid flow measurement and control technologies, developed both internally and with other technology companies, as well as the leader in providing digital connectivity to AMR/AMI technologies. Its products are used to measure and control the flow of liquids in a variety of applications.

Certain statements contained in this news release, as well as other information provided from time to time by the Company or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “think,” “should” and “objective” or similar expressions are intended to identify forward looking statements. All such forward looking statements are based on the Company’s then current views and assumptions and involve risks and uncertainties that include, among other things:

  the continued shift in the Company’s business from lower cost, local read meters toward more expensive, value-added automatic meter reading (AMR) systems;
  the success or failure of newer Company products, including the Orion® radio frequency AMR system, the absolute digital encoder (ADE™) AMR system and the Galaxy® fixed network advanced metering infrastructure (AMI) system;
  changes in competitive pricing and bids in both the domestic and foreign marketplaces, and particularly in continued intense price competition on government bid contracts for lower cost, local read meters;
  the actions (or lack thereof) of the Company’s competitors;
  changes in the Company’s relationships with its alliance partners, primarily its alliance partners that provide AMR/AMI connectivity solutions, and particularly those that sell products that do or may compete with the Company’s products;
  changes in the general health of the United States and foreign economies, including, to some extent, housing starts in the United States and overall industrial activity;
  increases in the cost and/or availability of needed raw materials and parts, including recent increases in the cost of brass castings as a result of increases in commodity prices, particularly for copper, at the supplier level and plastic resin as a result of increases in petroleum and natural gas prices;
  the Company’s expanded role as a prime contractor for providing complete AMR/AMI systems to governmental authorities, which brings with it added risks, including but not limited to, Company responsibility for subcontractor performance; additional costs and expenses if the Company and its subcontractors fail to meet the agreed-upon timetable with the governmental authority; and the Company’s expanded warranty and performance obligations;
  changes in foreign economic conditions, particularly currency fluctuations between the United States dollar and the euro;
  the loss of certain single-source suppliers; and
  changes in laws and regulations, particularly laws dealing with the use of lead (which can be used in the manufacture of certain meters incorporating brass housings) and Federal Communications Commission rules affecting the use and/or licensing of radio frequencies necessary for AMR products.

All of these factors are beyond the Company’s control to varying degrees. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward looking statements and are cautioned not to place undue reliance on such forward looking statements. The forward looking statements made in this document are made only as of the date of this document and the Company assumes no obligation, and disclaims any obligation, to update any such forward looking statements to reflect subsequent events or circumstances.

Badger Meter company news is available 24 hours a day, on-line at: http://www.badgermeter.com.

CONTACT:
Badger Meter, Inc.
Joan C. Zimmer, (414) 371-5702